UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2013

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	000-54835	45-5307782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)   An Annual Meeting of Shareholders (the “Annual Meeting”) of Malvern Bancorp, Inc. (the “Company”) was held on February 7, 2013.

(b)   There were 6,558,473 shares of common stock of the Company eligible to be voted at the Annual Meeting and 6,082,468 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.           Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES

Ronald Anderson	3,557,741	1,089,067	1,435,660
F. Claire Hughes, Jr.	2,944,529	1,702,279	1,435,660

2.           Non-binding resolution to approve the compensation of our named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

3,693,321	902,678	50,809	1,435,660

3.           Advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers:
FOR THREE YEARS	FOR TWO YEARS	FOR EVERY YEAR	ABSTAIN	BROKER NON-VOTES

1,484,705	125,412	2,807,243	229,448	1,435,660

4.           To ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2013.

FOR	AGAINST	ABSTAIN

5,983,070	2,012	97,386

Each of the Company’s nominees were elected as directors, the proposal to adopt a non-binding resolution to approve the compensation of our named executive officers was adopted, every year received a plurality of votes cast on the advisory vote on the frequency of the non-binding resolution to approve the compensation of our named executive officers, and the proposal to ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2013 was adopted by the shareholders of the Company at the Annual Meeting.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: February 7, 2013	By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer